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                                                                    EXHIBIT 3.69

                            ARTICLES OF ORGANIZATION
                                       OF
                             OFFICE AND STORAGE LLC

         The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, does hereby make and execute these Articles of Organization:

         1. The name of the company shall be OFFICE AND STORAGE LLC (the "Company").

         2. The mailing address of the initial principal office of the Company is 444 Hobron Lane, 4th Floor, Honolulu, Hawaii 96815.

         3. The Company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the Company. The name of the Company's initial agent for service of process is John Darrel Kloninger. The street address of the initial registered office in the State of Hawaii is 444 Hobron Lane, 4th Floor, Honolulu, Hawaii 96815.

         4. The name and address of the organizer is John Darrel Kloninger, 444 Hobron Lane, 4th Floor, Honolulu, Hawaii 96815.

         5.       The period of duration of the Company shall be at-will.

         6. The Company shall be manager-managed and the name and address of the initial manager is: John Darrel Kloninger, 444 Hobron Lane, 4th Floor, Honolulu, Hawaii 96815. The Company shall have one (1) initial member.

         7. The members of the Company shall not be liable for the debts, obligations and liabilities of the Company under Section 428-303(c) of the Hawaii Revised Statutes.

         I certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that I have read the above statements and that the same are true and correct.

         Signed this 6th day of March, 2003.

                                                     /s/ John Darrel Kloniger
                                                     -------------------------
                                                     JOHN DARREL KLONIGER
                                                     Organizer